CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement Nos. 333-133765, 333-172810, 333-172811, 333-179942, 333-194151, 333-210127, 333-219991, 333-223858, 333-230545, 333-237442, and 333-260123 on Form S-8 of our report dated December 10, 2021 relating to the consolidated financial statements of Mitek Systems, Inc. as of September 30, 2021 and 2020 and for each of the two years in the period ended September 30, 2021 included in this Annual Report on Form 10-K for the year ended September 30, 2022.

/s/ Mayer Hoffman McCann P.C.
San Diego, California
July 31, 2023